Exhibit 99.11

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232

Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

LOG-ON: Vote on the Internet at www.2voteproxy.com and follow the on-screen instructions.

CALL: To vote by phone call toll-free 1-800-830-3542 and follow the recorded instructions.

MAIL: Return the signed proxy card in the enclosed envelope.

Internet and telephone voting is available through 11:59 p.m. Eastern Time on the evening prior to the meeting.

REVOCABLE PROXY

BANK OF GRANITE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Scott Anderson, John N. Bray and Paul M. Fleetwood, III, or each of them, as Proxies, each with the power to appoint his or her substitute and hereby authorizes each of them to represent and to vote as designated below all the shares of Common Stock held on record by the undersigned on [•], at the Special Meeting of Stockholders to be held on [•], or any adjournment thereof.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED

ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET Dated

Signature(s) (Title(s), if applicable) (Sign in the Box)

The above signed hereby acknowledges receipt of the Notice of Special Meeting of the

Stockholders of the Corporation called for [•].

Please sign EXACTLY as your name(s) appear(s) on this proxy card. When shares are held jointly,

each holder should sign. When signing in a representative capacity, please give title.

GRANITE-PXC-1.02

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS

SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

PLEASE MARK THE BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: FOR AGAINST ABSTAIN

1. Proposal to adopt the Agreement and Plan of Merger, dated as of April 26, 2011, as amended on June 16, 2011 and August 15, 2011, by and among FNB United Corp., Gamma Merger Corporation, a wholly owned subsidiary of FNB United Corp., and Bank of Granite Corporation, as such agreement may be further amended from time to time and approve the merger described therein.

2. Proposal to approve, on a non-binding, advisory basis, change of control severance payments to certain named executive officers of Bank of Granite Corporation that are based on or otherwise relate to the merger.

3. Proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger proposal.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

YOUR VOTE IS IMPORTANT TO US! PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

GRANITE-PXY-1.02